UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 6, 2008
CANARGO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32145	91-0881481

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CanArgo Energy Corporation P.O. Box 291, St. Peter Port
Guernsey, British Isles	GY1 3RR

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code +(44) 1481 729 980

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The matters discussed in this Current Report on Form 8-K include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include the uncertainties inherent in oil and gas development and production activities, the effect of actions by third parties including government officials, fluctuations in world oil prices and other risks detailed in the Company's Reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Company's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cannot give assurance that the results will be attained.
Section 8—Other Events
Item 8.01. Other Events.
          On November 6, 2008, the Board of Directors of CanArgo Energy Corporation (OSE:CNR; AMEX:CNR) ("CanArgo" or the "Company") resolved to proceed with the Rights Offering as planned and, to the extent that stockholders do not take up their Rights, to call upon the Standby Underwriters to comply with their underwriting obligations. In the event that any Standby Underwriter fails to comply with its underwriting obligations when called upon to do so, the Company will at that time consider its options and remedies. Regardless, the shares already subscribed for by Rights Holders will be issued according to the previously announced schedule. The Rights Offering will expire on November 11, 2008 in Norway and on November 21, 2008 in the United States. The Rights will no longer be exercisable in Norway after November 11, 2008 and in the United States after November 21, 2008 and will have no value.
          As previously announced, the Company has been advised by the Standby Underwriters that they are, or may be, unable or unwilling to fulfill their underwriting obligations. There are no new developments with regard to the willingness or capability of the Standby Underwriters to fulfill their underwriting obligations.
          Effective October 24, 2008, in connection with the purchase of Glitnir Securities AS, the Manager and Norwegian Subscription Agent of the Rights Offering, from its Icelandic parent by its employees and RS Platou Markets AS, a firm specializing in shipbroking, financing and sale of ships and other assets relating to the shipping and offshore oil and gas sector, the firm changed its name to RS Platou Markets AS. The address and phone numbers of the Manager and Norwegian Subscription Agent and the terms of its engagement remain the same.
          On November 7, 2008, the Company filed its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2008 (the "Form 10-Q") which, together with the foregoing, amends and is incorporated by reference into the Registration Statement on Form S-3 (registration number 333-150625) declared effective by the Securities and Exchange Commission on October 3, 2008. Rights holders are urged to review the Form 10-Q and, in particular, "Part I — Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Part II — Item 1A. Risk Factors." On November 10, 2008, the Company filed with the Oslo Stock Exchange a Supplement to its Norwegian Offering Circular dated October 3, 2008 reporting the financial results for the third fiscal quarter of the Company.

          The foregoing does not constitute an offer to sell or a solicitation of an offer to purchase any securities by the Company which offer can only be made pursuant to the registration statement filed pursuant to the Securities Act and declared effective by the Securities and Exchange Commission and in compliance with all other applicable securities laws and stock exchange rules and regulations.
          CanArgo is an independent oil and gas exploration and production company with its oil and gas operations currently located in Georgia.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANARGO ENERGY CORPORATION
Date: November 10, 2008	By:	/s/ Jeffrey Wilkins
Jeffrey Wilkins, Corporate Secretary